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                                                                   EXHIBIT 10.21

                                                               [NATCOGROUP LOGO]
                                                          HUMAN RESOURCES MANUAL

Policy No: II-4                          Issued: June 1999 (R)
                                         Supercedes July 1997 (R)
Subject:   Severance Pay
           Summary Plan Description      Effective:   January 1, 1987

Page No:   1 of 8                        Approved by: /s/ PATRICK M. McCARTHY
                                                      Name:  Patrick M. McCarthy
                                                      Title: President

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1.0  PURPOSE

     To provide severance benefits to certain employees of the NATCO Group's domestic locations that involuntarily loses their positions with the Company under severance qualifying conditions.

2.0  ELIGIBILITY

     An employee may be eligible for benefits under the Company's Severance Pay Plan (Plan) if he or she is:

     a. Employed at one of the Company's domestic (U.S.) facilities; and

     b. A regular full-time employee; and

     c. His or her employment is involuntarily terminated; and

     d. His or her termination of employment is due to a change in operations, a facility relocation or closing, or a reduction for other economic reasons, and the employee does not refuse or otherwise fail to accept another position that may be available with the facility/Company; or

     e. His or her termination of employment is the result of a sale or merger of all or part of the Company's business or assets, merger acquisition or other form of corporate reorganization and the employee is not offered a position by the acquiring or resulting company.

     f. If an employee resigns, abandons his or her job, fails to return from an approved leave of absence, initiates termination on any similar basis, or does not satisfy the criteria set forth in sections 2a-2d of this policy, the employee will be ineligible for severance pay. In addition, employees will be ineligible for benefits if they are terminated for misconduct, unsatisfactory performance, or otherwise for cause which shall be determined solely at the Company's discretion.
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        To be eligible for benefits under this Plan, employees may be required to sign a waiver and release agreement in a form prepared by the Company at the time of termination.

3.0  Schedule of Benefits

     The amount of the benefits an employee receives will depend on the employee's length of service as determined by their most recent hire (anniversary) date as shown in the Schedule of Severance Payment in Section
     3.5 of this policy.

     Benefits will be based on the base salary, exclusive of overtime, shift differentials, bonus, commissions, etc. of the employee at the time of termination notification. Any performance or merit reviews that are pending or in process shall not affect the amount of any employee's severance benefits.

     In addition, the benefits paid under this plan shall be inclusive of any termination notice pay an employee may be eligible to receive under the federal Workers Adjustment Retraining and Notification Act or any applicable state or local plant closing laws.

     3.1  Regular Full-Time Employees

          All regular full-time employees who have completed a minimum of six
          (6) months employment from their most recent date of hire (anniversary) will be entitled to compensation as defined by the Schedule of Severance Payments with a maximum of sixteen (16) weeks.

          If the Company rehires an employee, his or her initial service time will not be counted in computation of severance if the employee is subsequently terminated again.

     3.2  Part-Time and Temporary Employees

          No severance payments will be granted to regular part-time or temporary employees.

     3.3  Executive and Senior Managers

          Benefits will be granted as determined by the Chief Executive Officer, Group President and or Board of Directors.




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       3.4     Benefit Offset

               An employees benefits under this plan may be reduced, at the discretion of the Plan Administrator, by any amounts the employee may owe the Company (e.g. salary advances, vacation advances, unreconciled expenses, etc.)

       3.5     Schedule of Severance Payments

================================================================================
YEARS OF SERVICE    FORMULA FACTOR(FF)   YEARS OF SERVICE    FORMULA FACTOR(FF)
================================================================================
    30 Years               16.00             14 Years               10.50
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    29 Years               16.00             13 Years                9.75
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    28 Years               16.00             12 Years                9.00
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    27 Years               16.00             11 Years                8.25
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    26 Years               16.00             10 Years                7.50
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    25 Years               16.00              9 Years                6.75
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    24 Years               16.00              8 Years                6.00
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    23 Years               16.00              7 Years                5.25
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    22 Years               16.00              6 Years                4.50
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    21 Years               15.75              5 Years                3.75
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    20 Years               15.00              4 Years                3.00
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    19 Years               14.25              3 Years                2.25
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    18 Years               13.50              2 Years                1.50
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    17 Years               12.75              1 Years                1.00
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    16 Years               12.00         6 mos to 1 Year             1.00
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    15 Years               11.25         Less than 6 mos             -0-
================================================================================

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4.0      VACATION PAYMENT

         Employees entitled to vacation will be compensated under the terms of Vacation Policy IV-1.

5.0      NOTICE PAY

         As much notice of termination as is consistent with business conditions will be provided to each terminating employee.

         Employee's will be entitled to up to week's notice or pay in lieu of notice as appropriate and determined by business conditions and the Plan Administrator.

6.0      METHOD OF PAYMENT

         The Company will make the determination as to how benefits will be paid in its sole discretion. Employees will receive their benefits in either one lump sum payment or in installments coincident with the Company's current payroll cycle concluding with the month following, the month in which the termination transpired. Employees enrolled in the Company's various benefit plans will be entitled to coverage as described within each Plan's document. Medical coverage may be continued through the month following the month in which termination transpired, with deductions made from either the lump sum or payroll cycle.

         This period of group health insurance continuation will be applied against an employee's entitlements under the Consolidated Omnibus Budget Reconciliation Act (COBRA). (Corporate Benefits may be contacted for details.)

7.0      SOURCE OF BENEFITS

         The Company will pay all benefits under this Plan from its general assets.

8.0      REVIEW OF DENIAL OF BENEFITS

         In the event an employee does not receive benefits to which he or she believes he or she is entitled, the employee may file a claim, in writing, for those benefits. If the claim is denied, in whole or in part, the employee will be notified in writing. The notice will indicate why the claim was denied and either describe any additional information necessary to grant a claim or instruct the employee on how to appeal the denial. To appeal, an employee must file a form prescribed by the Company






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         setting forth the facts and benefits claimed. The administration of the
         Plan will rule on all such claims within 60 days of receipt of any appeal. A copy of the ruling and a statement supporting the decision will be provided the employee.

9.0      AMENDMENT OR TERMINATION OF THE PLAN

         The Company reserves the right to amend or terminate the Plan at any time in its sole discretion, with or without advance notice.

10.0     YOUR RIGHTS UNDER ERISA

         As a participant in this Plan, and employee is entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

         a. Examine, free of charge, at the administrative office in their geographic area, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor.

         b. Obtain copies of all Plan documents and other Plan information upon written request to the plan administrator. The administrator of the Plan may make a reasonable charge for the copies.

         In addition to creating rights for Plan participants, ERISA imposes obligations upon the individuals responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of all Plan participants and beneficiaries.

         No one, including the Company or any other person, may discriminate against employees to prevent them from obtaining a benefit or from exercising their rights under ERISA. If a claim for a benefit is denied in whole or in part, an employee must receive a written explanation of the reason for the denial. Employees also have the right to have the administrator of the Plan review and reconsider any claim. Under ERISA, there are steps employees can take to enforce their ERISA-protected rights. For instance, if a participant in the Pan requests materials from the administrator of the Plan and does not receive them within 30 days, the participant may file suit in a federal court. In such a case, the court may require the administrator of the Plan to provide the materials and pay up to $100 a day until the participant receives the materials, unless the materials were not sent because of reasons beyond the control of the administrator of the Plan. If a claim
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         for benefits is denied or ignored, in whole or in part, the participant may file suit in a state or federal court.

         If any employee is discriminated against for asserting his or her rights, assistance may be sought from the U.S. Department of Labor, or the participant may file suit in a federal court. The court will decide who shall pay court costs and legal fees. If the Plan participant is successful, the court may order the person sued to pay these costs and fees. If the participant loses, the court may order him or her to pay these costs and fees, for example, if it finds a claim is frivolous.

         If a participant has any questions about the Plan, he or she should contact Human Resources. If a participant has any questions about this statement or about his or her rights under ERISA, the nearest area office of the Labor-Management Services Administration, U.S. Department of Labor should be contacted.

11.0     General Information

         11.1 The Plan is sponsored by the NATCO Group, 2950 North Loop West, Ste. 700, Houston, TX 77092 (713) 683-9292.

         11.2   Plan Administrator

                The vice president of Human Resources is the administrator of the Plan who is appointed by the president of the Company. The administrator of the Plan makes the rules and regulations necessary to administer the Plan. The administrator of the Plan shall have the responsibility and discretionary authority to interpret the terms of this Plan, to determine eligibility for benefits, and to determine the amount of such benefits. The interpretations and determinations of the administrator of the Plan shall be final and binding, unless determined by a court of competent jurisdiction to be arbitrary and capricious.

         11.3   Type of Plan

                The Plan is a severance pay Plan.
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     11.4 Agent for Legal Process

          The NATCO Group's Chief Legal Officer, is the agent for service of legal process. Any communications should be sent to:

                  Chief Legal Officer
                  The NATCO Group
                  2950 N. Loop West
                  Ste. 700
                  Houston, Texas 77092

          Legal process may also be served on the administration of the Plan at:

                  Vice President Human Resources
                  Severance Plan Administration
                  The NATCO Group
                  2950 N. Loop West
                  Suite 700
                  Houston, Texas 77092


     11.5 Plan Year

          The records of the Plan are kept on a calendar year basis.

     11.6 Identification Number

          Employees who have a need to discuss the Plan with a federal government agency, may need the following numbers:

                  Plan Number 501
                  Employer ID# 22-2906892

12.0 TERMINATION OF POLICY

     The company believes wholeheartedly in the plan, policies and procedures described herein, and considers them conditions of employment. NATCO Group Inc. reserves the right to modify, revoke, suspend, terminate or change any or all such plans, policies or procedures, in whole or in part, at any time with or without notice.
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13.0 RIGHTS RESERVED

     All rights reserved, this policy has been prepared for the exclusive use of NATCO Group Inc. No part of this document may be reproduced in any form by any means without the prior written consent of NGI.